Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com
Heather Crowell Gregory FCA 215-316-6271 heather@gregoryfca.com

Brandywine Realty Trust Announces Fourth Quarter, Full Year 2024 Results and
Initiates 2025 Guidance

Philadelphia, PA, February 4, 2025 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and twelve-month periods ended December 31, 2024.
Management Comments
“We accomplished or exceeded many of our full year 2024 business plan objectives including speculative revenue, tenant retention, our same store NOI results and rental rate mark-to-markets,” stated Jerry Sweeney, President and Chief Executive Officer of Brandywine Realty Trust.  “In addition to our operating metrics, we completed over $300 million of dispositions exceeding our initial $90 million midpoint business plan target. Our recent sales activity puts us in an excellent year-end liquidity position with no borrowings on our $600 million unsecured line of credit, $90 million cash-on-hand, one 2025 maturity totaling $70 million and no unsecured bonds maturing until 2027. On the development front, all of our development projects are now complete and in various phases of lease-up with our life science project located at 3151 Market Street in Philadelphia having been completed during the fourth quarter. More importantly, we recently announced 783,000 square feet of commercial leasing including 130,000 square feet of commercial signed leases within our developments commencing in 2026 within those projects, demonstrating continued momentum in our leasing pipeline. Our 2025 FFO guidance range of $0.60 to $0.72 per diluted share reflects increased expenses due to the expiration of the capitalization periods on several of our recently delivered developments including the expensing of the return on our partners’ preferred equity investments.”
Fourth Quarter Highlights
Financial Results
•Net loss available to common shareholders: $(43.3) million, or $(0.25) per share. These results include a $(23.8) million, or $(0.14) per share, non-cash impairment charge primarily related to two of our unconsolidated joint ventures located in the Metropolitan D.C. area.
•Funds from Operations (FFO) available to common shareholders: $29.9 million, or $0.17 per diluted share.
Portfolio Results
•Core Portfolio: 87.8% occupied and 89.9% leased.
•New and Renewal Leases Signed: 486,000 square feet in the fourth quarter and 1,306,000 square feet for the full year 2024 in our wholly-owned portfolio and including leasing within our unconsolidated joint ventures totaled 783,000 square feet in the fourth quarter and 2,335,000 square feet for the full year 2024.

•Rental Rate Mark-to-Market: 5.9% on an accrual basis and 1.1% on a cash basis.
•Tenant Retention Ratio: 76% in fourth quarter and 63% for 2024.
•Same Store NOI Results: Decreased (1.6)% on an accrual basis and increased 0.5% on a cash basis.
Transaction Activity
Disposition Activity
•As previously announced on November 19, 2024, we sold One and Two Barton Skyway, located at 1501 and 1601 South MoPac Expressway in Southwest Austin, to the City of Austin. The 391,000 square-foot office buildings sold for $107.6 million, or $275 per square foot. Net proceeds ($102.4 million) were used to repay our unsecured line of credit and general corporate purposes.

•As previously announced on December 24, 2024, we sold our 50% interest in an unconsolidated joint venture owning 4040 Wilson, located in Arlington’s Ballston submarket for $190.5 million ($95.25 million for Brandywine’s 50% share). 4040 Wilson has 405,000 square feet of office, retail, and residential space, as well as 494 parking spaces and was 96% leased (residential) and 94% leased (commercial) at the time of sale. Net proceeds are expected to be used for general corporate purposes.

•As previously announced on December 24, 2024, an unconsolidated joint venture sold the Dabney and Brittons Hill portfolio, representing 14 industrial/flex buildings totaling 643,000 square feet for $66.8 million, generating approximately $15.5 million of net proceeds to Brandywine for its 50% ownership interest.  In connection with the sale, we sold a wholly-owned 11-acre land parcel operating under a long-term parking lease for $8.5 million.  The assets were fully leased at closing.  Net proceeds are expected to be used for general corporate purposes.
Finance Activity
•We had no outstanding balance on our $600.0 million unsecured revolving credit facility as of December 31, 2024.
•We had $90.2 million of cash and cash equivalents on-hand as of December 31, 2024
Results for the Three and Twelve-Month Periods Ended December 31, 2024
Net loss available to common shareholders totaled $(43.3) million or $(0.25) per share in the fourth quarter of 2024 compared to a net loss of $(157.4) million or $(0.91) per share in the fourth quarter of 2023. Our fourth quarter 2024 results include a $(23.8) million, or $(0.14) per share, non-cash impairment charge primarily related to our unconsolidated joint venture properties located in the Metropolitan D.C. area. Our fourth quarter 2023 results include a $(152.6) million or $(0.89) per share, non-cash impairment charge related to four wholly-owned operating properties and unconsolidated joint ventures.
FFO available to common shareholders and units in the fourth quarter of 2024 totaled $29.9 million or $0.17 per diluted share versus $47.2 million or $0.27 per diluted share in the fourth quarter of 2023. Our fourth quarter 2024 FFO payout ratio ($0.15 common share distribution / $0.17 FFO per diluted share) was 88.2%.
Net loss totaled $(195.6) million or $(1.13) per share for the twelve months ended 2024 compared to a net loss of $(197.4) million allocated to common shares or $(1.15) per share in the twelve months ended 2023. Our full year 2024 results include impairment losses totaling $(191.3) million, or $(1.11) per share, and non-cash income related to the reversal of the negative investment balance in an unconsolidated joint venture totaling $53.8 million, or $0.31 per share. Our 2023 full year results include non-cash impairment charges totaling $(168.7) million or $(0.98) per share, related to our wholly-owned operating properties and unconsolidated joint ventures.
FFO available to common shareholders and units for the twelve months ended 2024 totaled $148.9 million, or $0.85 per diluted share compared to $198.3 million, or $1.15 per diluted share for the year ended 2023. Our full year 2024
FFO payout ratio ($0.60 common share distribution / $0.85 FFO per diluted share) was 70.6%.

Operating and Leasing Activity
In the fourth quarter of 2024, our Net Operating Income (NOI), excluding termination fees, bad debt expense and other income items decreased (1.6)% on an accrual basis and increased 0.5% on a cash basis for our 62 same store properties, which were 87.6% and 89.0% occupied on December 31, 2024 and 2023, respectively.
We leased approximately 486,000 square feet and commenced occupancy on 198,000 square feet during the fourth quarter of 2024. The fourth quarter occupancy activity includes 101,000 square feet of renewals, 73,000 square feet of new leases and 24,000 square feet of tenant expansions. We have an additional 246,000 square feet of executed new leases scheduled to commence occupancy on currently vacant space subsequent to December 31, 2024.
We achieved 76% tenant retention ratio in our core portfolio with net absorption of 32,000 square feet during the fourth quarter of 2024. Fourth quarter rental rate growth increased 5.9% as our renewal rental rates increased 5.4% and our new lease/expansion rental rates increased 8.0%, all on an accrual basis.
For the year ended 2024, our leasing activity totaled approximately 1,306,000 square feet and commenced occupancy on 1,023,000 square feet. Our year end 2024 occupancy activity includes 597,000 of renewals, 297,000 of new leases and 129,000 square feet of tenant expansions.
At December 31, 2024, our core portfolio of 63 properties comprising 11.9 million square feet was 87.8% occupied and we are now 89.9% leased (reflecting executed leases commencing after December 31, 2024).
Distributions
On December 10, 2024, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on January 23, 2025 to shareholders of record as of January 8, 2025.
2025 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are providing our 2025 loss per share guidance of $(0.60) - $(0.48) per share and 2025 FFO guidance of $0.60 - $0.72 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2025 FFO and earnings per diluted share:

Guidance for 2025		Range

Loss per diluted share allocated to common shareholders	$(0.60)	to	$(0.48)
Plus: real estate depreciation, amortization	1.20		1.20

FFO per diluted share	$0.60	to	$0.72
Our 2025 FFO key assumptions include:
•Year-end Core Occupancy Range: 88-89%;
•Year-end Core Leased Range: 89-90%;
•Rental Rate Mark-to-Market (accrual): 3-4%;
•Rental Rate Mark-to-Market (cash): (3)-(2)%;
•Same Store (accrual) NOI Range: (1)-1%;
•Same Store (cash) NOI Range: 1-3%;
•Speculative Revenue Target: $27.0 - $28.0 million, $22.9 million achieved;

•Tenant Retention Rate Range: 59-61%;
•Property Acquisition Activity: None;
•Property Sales Activity (excluding land): $40.0-$60.0 million;
•Development Starts: One Start;
•Financing Activity: Refinance our $70 million unsecured term loan (scheduled to mature February 2025) and $50.0 million construction loan (scheduled to mature August 2026);
•Share Buyback Activity: None;
•Annual earnings and FFO per diluted share based on 178.0 million fully diluted weighted average common shares and;
•The Company has provided a reconciliation of 2025 FFO guidance to our 2024 actual FFO results in its Supplemental Information Package which can be found on the investor relations page of its website.
Except as outlined in our 2025 business plan, our estimates do not include (1) possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, (2) the impacts of any other capital markets activity, (3) future write-offs or reinstatements of accounts receivable and accrued rent balances, or (4) future impairment charges. EPS estimates may fluctuate based on several factors, including changes in the recognition of depreciation and amortization expense, impairment losses on depreciable real estate, and any gains or losses associated with disposition activity. Management is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate, or gains or losses associated with disposition activities or depreciable real estate. For a complete definition of FFO and statements of the reasons why management believes FFO provides useful information to investors, see page 41 in our fourth quarter supplement information package. There can be no assurance that our actual results will not differ materially from the estimates set forth below.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 126 properties and 19.4 million square feet as of December 31, 2024. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.
Conference Call and Audio Webcast
We will release our fourth quarter earnings after the market close on Tuesday February 4, 2025 and will hold our fourth quarter conference call on Wednesday February 5, 2025 at 9:00 a.m. Eastern Time. To access the conference call by phone, please visit link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.
Looking Ahead – First Quarter 2025 Conference Call
We anticipate we will release our first quarter 2025 earnings on Tuesday, April 22, 2025, after the market close and will host our first quarter 2025 conference call on Wednesday, April 23, 2025 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Supplemental Information
We produce a supplemental information package that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.brandywinerealty.com through the “Investor Relations” section.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2025 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, changes to tenant work patterns that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of future debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; reliance on key personnel; and failure to maintain an effective system of internal control, including internal control over financial reporting. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023 and our Form 10-Q for the quarter ended September 30, 2024. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.
Speculative Revenue
Speculative Revenue represents the amount of rental revenue the company projects to be recorded during the current calendar year from new and renewal leasing activity in its core portfolio that has yet to be executed as of the beginning of the year. This revenue is primarily attributable to the absorption of core portfolio square footage that was either vacant at the beginning of the year or the renewal of existing tenants due to expire during the current year.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	December 31, 2024	December 31, 2023
ASSETS
Real estate investments:
Operating properties	$3,374,661	$3,542,232
Accumulated depreciation	(1,170,339)	(1,131,792)
Right of use asset - operating leases, net	18,412	19,031
Operating real estate investments, net	2,222,734	2,429,471
Construction-in-progress	94,628	135,529
Land held for development	81,318	82,510
Prepaid leasehold interests in land held for development, net	27,762	27,762
Total real estate investments, net	2,426,442	2,675,272
Cash and cash equivalents	90,229	58,319
Restricted cash and escrows	5,948	9,215
Accounts receivable	12,703	11,977
Accrued rent receivable, net of allowance of $909 and $2,672 as of December 31, 2024 and December 31, 2023, respectively	184,312	186,708
Investment in unconsolidated real estate ventures	570,455	601,227
Deferred costs, net	84,436	95,984
Intangible assets, net	5,505	7,694
Other assets	113,647	86,051
Total assets	$3,493,677	$3,732,447
LIABILITIES AND BENEFICIARIES' EQUITY
Secured term loans, net	$275,338	$255,671
Unsecured term loans, net	318,949	318,499
Unsecured senior notes, net	1,618,527	1,564,662
Accounts payable and accrued expenses	129,717	123,825
Distributions payable	26,256	26,017
Deferred income, gains and rent	35,414	24,248
Intangible liabilities, net	7,292	8,270
Lease liability - operating leases	23,546	23,369
Other liabilities	12,587	63,729
Total liabilities	$2,447,626	$2,408,290
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 172,665,995 and 172,097,661 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	1,724	1,719
Additional paid-in-capital	3,182,621	3,163,949
Deferred compensation payable in common shares	20,456	19,965
Common shares in grantor trust, 1,221,333 and 1,194,127 issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	(20,456)	(19,965)
Cumulative earnings	784,963	979,406
Accumulated other comprehensive income (loss)	2,521	(668)
Cumulative distributions	(2,931,730)	(2,827,022)
Total Brandywine Realty Trust's equity	1,040,099	1,317,384
Noncontrolling interests	5,952	6,773
Total beneficiaries' equity	$1,046,051	$1,324,157
Total liabilities and beneficiaries' equity	$3,493,677	$3,732,447

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue
Rents	$114,267	$119,207	$469,242	$479,849
Third party management fees, labor reimbursement and leasing	6,057	5,635	23,742	24,417
Other	1,581	5,328	12,533	10,385
Total revenue	121,905	130,170	505,517	514,651
Operating expenses
Property operating expenses	34,358	33,277	129,890	129,885
Real estate taxes	10,707	10,993	47,726	49,974
Third party management expenses	2,258	2,424	9,714	10,088
Depreciation and amortization	43,174	47,152	176,704	188,797
General and administrative expenses	10,055	7,951	42,781	34,862
Provision for impairment	248	115,439	44,655	131,573
Total operating expenses	100,800	217,236	451,470	545,179
Gain on sale of real estate
Net gain on disposition of real estate	2,297	7,736	2,297	7,736
Net gain on sale of undepreciated real estate	—	430	—	1,211
Total gain on sale of real estate	2,297	8,166	2,297	8,947
Operating income (loss)	23,402	(78,900)	56,344	(21,581)
Other income (expense):
Interest and investment income	1,275	353	3,847	1,671
Interest expense	(31,202)	(24,779)	(116,306)	(95,456)
Interest expense - amortization of deferred financing costs	(1,247)	(1,118)	(5,000)	(4,369)
Equity in loss of unconsolidated real estate ventures	(37,628)	(53,411)	(191,585)	(77,915)
Net gain on real estate venture transactions	2,247	—	56,750	181
Gain on early extinguishment of debt	—	138	941	138
Net loss before income taxes	(43,153)	(157,717)	(195,009)	(197,331)
Income tax provision	(3)	(37)	(14)	(72)
Net loss	(43,156)	(157,754)	(195,023)	(197,403)
Net loss attributable to noncontrolling interests	128	474	580	614
Net loss attributable to Brandywine Realty Trust	(43,028)	(157,280)	(194,443)	(196,789)
Nonforfeitable dividends allocated to unvested restricted shareholders	(289)	(134)	(1,178)	(567)
Net loss attributable to Common Shareholders of Brandywine Realty Trust	$(43,317)	$(157,414)	$(195,621)	$(197,356)
Basic loss per Common Share	$(0.25)	$(0.91)	$(1.13)	$(1.15)
Diluted loss per Common Share	$(0.25)	$(0.91)	$(1.13)	$(1.15)
Basic weighted average shares outstanding	172,665,995	172,097,661	172,526,996	171,959,210
Diluted weighted average shares outstanding	172,665,995	172,097,661	172,526,996	171,959,210

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Income to Funds from Operations:
Net loss attributable to common shareholders	$(43,317)	$(157,414)	$(195,621)	$(197,356)
Add (deduct):
Net loss attributable to noncontrolling interests - LP units	(129)	(473)	(584)	(592)
Nonforfeitable dividends allocated to unvested restricted shareholders	289	134	1,178	567
Net gain on real estate venture transactions	(2,034)	—	(63,696)	(181)
Net gain on disposition of real estate	(2,297)	(7,736)	(2,297)	(7,736)
Provision for impairment	248	115,439	44,101	131,573
Company's share of impairment of an unconsolidated real estate venture	23,808	37,175	147,184	37,175
Depreciation and amortization:
Real property	37,412	40,971	153,481	159,213
Leasing costs including acquired intangibles	4,961	5,294	19,746	26,131
Company’s share of unconsolidated real estate ventures	11,231	14,016	47,013	50,565
Partners’ share of consolidated real estate ventures	(3)	(4)	(9)	(20)
Funds from operations	$30,169	$47,402	$150,496	$199,339
Funds from operations allocable to unvested restricted shareholders	(318)	(163)	(1,624)	(1,043)
Funds from operations available to common share and unit holders (FFO)	$29,851	$47,239	$148,872	$198,296
FFO per share - fully diluted	$0.17	$0.27	$0.85	$1.15
Weighted-average shares/units outstanding — fully diluted	177,569,866	173,347,951	175,969,844	173,046,299
Distributions paid per common share	$0.15	$0.15	$0.60	$0.72
FFO payout ratio (distributions paid per common share/FFO per diluted share)	88.2%	55.6%	70.6%	62.6%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 4th QUARTER
(unaudited and in thousands)

Of the 64 properties owned by the Company as of December 31, 2024, a total of 61 properties ("Same Store Properties") containing an aggregate of 11,518 million net rentable square feet were owned for the entire three months ended December 31, 2024 and 2023. As of December 31, 2024, three properties were recently completed/acquired. Average occupancy for the Same Store Properties was 87.6% and 89.0% during the three-month periods ended December 31, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2024	2023
Revenue
Rents	$102,927	$103,681
Other	262	314
Total revenue	103,189	103,995
Operating expenses
Property operating expenses	29,255	28,992
Real estate taxes	9,889	10,057
Net operating income	$64,045	$64,946
Net operating income - percentage change over prior year	(1.4)%
Net operating income, excluding other items	$64,079	$65,108
Net operating income, excluding other items - percentage change over prior year	(1.6)%
Net operating income	$64,045	$64,946
Straight line rents & other	625	(407)
Above/below market rent amortization	(210)	(253)
Amortization of tenant inducements	220	120
Non-cash ground rent expense	239	249
Cash - Net operating income	$64,919	$64,655
Cash - Net operating income - percentage change over prior year	0.4%
Cash - Net operating income, excluding other items	$64,638	$64,298
Cash - Net operating income, excluding other items - percentage change over prior year	0.5%
	Three Months Ended December 31,
	2024	2023
Net loss:	$(43,156)	$(157,754)
Add/(deduct):
Interest income	(1,275)	(353)
Interest expense	31,202	24,779
Interest expense - amortization of deferred financing costs	1,247	1,118
Equity in loss of unconsolidated real estate ventures	37,628	53,411
Net gain on real estate venture transactions	(2,247)	—
Net gain on disposition of real estate	(2,297)	(7,736)
Net gain on sale of undepreciated real estate	—	(430)
Gain on early extinguishment of debt	—	(138)
Depreciation and amortization	43,174	47,152
General & administrative expenses	10,055	7,951
Income tax provision	3	37
Provision for impairment	248	115,439
Consolidated net operating income	74,582	83,476
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(10,537)	(18,530)
Same store net operating income	$64,045	$64,946

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – TWELVE MONTHS
(unaudited and in thousands)

Of the 64 properties owned by the Company as of December 31, 2024, a total of 61 properties ("Same Store Properties") containing an aggregate of 11,518 million net rentable square feet were owned for the entire twelve months ended December 31, 2024 and 2023. As of December 31, 2024, three properties were recently completed/acquired. Average occupancy for the Same Store Properties was 87.6% and 89.0% during the twelve-month periods ended December 31, 2024 and 2023, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Year Ended December 31,
	2024	2023
Revenue
Rents	$413,754	$417,297
Other	1,054	1,063
Total revenue	414,808	418,360
Operating expenses
Property operating expenses	111,020	111,155
Real estate taxes	42,276	43,160
Net operating income	$261,512	$264,045
Net operating income - percentage change over prior year	(1.0)%
Net operating income, excluding other items	$262,194	$264,315
Net operating income, excluding other items - percentage change over prior year	(0.8)%
Net operating income	$261,512	$264,045
Straight line rents & other	656	(6,033)
Above/below market rent amortization	(890)	(1,046)
Amortization of tenant inducements	777	513
Non-cash ground rent expense	960	1,002
Cash - Net operating income	$263,015	$258,481
Cash - Net operating income - percentage change over prior year	1.8%
Cash - Net operating income, excluding other items	$262,549	$256,131
Cash - Net operating income, excluding other items - percentage change over prior year	2.5%
	Year Ended December 31,
	2024	2023
Net loss:	$(195,023)	$(197,403)
Add/(deduct):
Interest income	(3,847)	(1,671)
Interest expense	116,306	95,456
Interest expense - amortization of deferred financing costs	5,000	4,369
Equity in loss of unconsolidated real estate ventures	191,585	77,915
Net gain on real estate venture transactions	(56,750)	(181)
Net gain on disposition of real estate	(2,297)	(7,736)
Net gain on sale of undepreciated real estate	—	(1,211)
Gain on early extinguishment of debt	(941)	(138)
Depreciation and amortization	176,704	188,797
General & administrative expenses	42,781	34,862
Income tax provision	14	72
Provision for impairment	44,655	131,573
Consolidated net operating income	318,187	324,704
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(56,675)	(60,659)
Same store net operating income	$261,512	$264,045